Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:
Mel Stephens
(248) 447-1624

Media:
Andrea Puchalsky
(248) 447-1651

Lear Reports Third-Quarter Financial Results

Southfield, Mich., October 26, 2006 — Lear Corporation [NYSE: LEA], one of the world’s largest automotive interior systems and components suppliers, today reported financial results for the third quarter of 2006, guidance for the full year of 2006 and a preliminary outlook for 2007.

Recent Highlights:

•	Completed contribution of its European Interior business to joint venture
•	Continued to win new business in Asia and with Asian automakers globally
•	Agreement to issue $200 million of common stock
•	Introduced industry’s first solid-state Smart Junction Box technology

For the third quarter of 2006, Lear posted net sales of $4.1 billion and a pretax loss of $65.9 million, including $46.1 million related to restructuring costs and a loss on the divestiture of the Company’s European Interior business. These results compare with year-earlier net sales of $4.0 billion and a pretax loss of $787.8 million, including $777.7 million related to impairments and restructuring costs. Net loss for the third quarter of 2006 was $74.0 million, or $1.10 per share. This compares with a net loss of $750.1 million, or $11.17 per share, for the third quarter of 2005.

“In response to very challenging industry conditions, we are continuing to aggressively implement cost reduction and restructuring actions to improve future profitability. Margins in our Seating business are showing solid improvement, and the actions we are taking to improve our manufacturing footprint will benefit our Electronic and Electrical margins in the future. We are also moving forward with our strategy to put in place a new, more sustainable business model for our Interior segment,” said Bob Rossiter, Lear Chairman and Chief Executive Officer.

Net sales were up from the prior year, primarily reflecting the addition of new business globally, offset in large part by lower production in North America and Europe. Operating performance was slightly below the year-earlier results, reflecting the adverse impact of lower production and higher raw material costs, largely offset by the benefit of new business and cost reductions in our core businesses.

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Free cash flow was negative $48.2 million for the third quarter of 2006. (Net cash provided by operating activities was negative $8.1 million. A reconciliation of free cash flow to net cash provided by operating activities is provided in the attached supplemental data page.)

Lear continued to make progress on important strategic initiatives, including the completion of a transaction to contribute substantially all of its European Interior business to International Automotive Components Group, LLC (IAC) in return for a one-third equity interest. With respect to the Company’s North American Interior business, we are continuing to make progress toward a similar strategic solution with IAC. Lear is also aggressively expanding its business in Asia and with Asian automakers globally, and was awarded several new Asian programs during the third quarter. The Company’s recent agreement to issue $200 million of common stock provides additional operating and financial flexibility, allowing the Company to invest in and further strengthen its core businesses. Additionally, the Company continued to develop new products and technologies, including the industry’s first solid-state Smart Junction Box.

Full-Year 2006 Guidance

On October 16, 2006, the Company completed the contribution of substantially all of its European Interior business to International Automotive Components Group, LLC. Accordingly, Lear’s full-year financial results will reflect Lear’s minority interest in the joint venture on an equity basis for the fourth quarter.

For the full year of 2006, Lear expects worldwide net sales of about $17.7 billion, reflecting recently announced production cuts in North America and the divestiture of the Company’s European Interior business.

Lear anticipates full-year income before interest, other expense, income taxes, impairments, restructuring costs and other special items (core operating earnings) to be in the range of $345 to $375 million. Restructuring costs for the full year are estimated to be in the range of $105 to $115 million.

Full-year interest expense is estimated to be in the range of $210 to $215 million. Pretax income before impairments, restructuring costs and other special items is estimated to be in the range of $65 to $95 million. Income tax expense is estimated to be approximately $40 million in the fourth quarter, subject to the actual mix of financial results by country.

Full-year capital spending is estimated to be in the range of $380 to $390 million. Free cash flow for the full year is expected to be about breakeven.

Fourth quarter industry production assumptions underlying Lear’s financial outlook include 3.7 million units in North America, down 5% from a year ago, and 4.7 million units in Europe, down 1% from a year ago. Lear’s major platforms in North America are expected to be down significantly more than the industry average.

Preliminary 2007 Outlook

With respect to our core Seating, Electronic and Electrical businesses, we estimate that we will add new business of about $800 million. Seating margins are expected to continue to improve to the mid-5% level. In the Electronic and Electrical segment, we are continuing to implement aggressive restructuring actions, and we expect margins to improve during the course of the year to the 5.5% to 6% range. These margins assume an industry production environment roughly in line with 2006 and reflect underlying operating margins, excluding restructuring costs and other special items. Capital spending for 2007 in our core businesses is expected to be in the range of $250 to $280 million. Free cash flow is expected to return to a solid positive level.

Lear Corporation is one of the world’s largest suppliers of automotive interior systems and components. Lear provides complete seat systems, electronic products and electrical distribution systems and other interior products. With annual net sales of $17.1 billion in 2005, Lear ranks #127 among the Fortune 500. Lear’s world-class products are designed, engineered and manufactured by a diverse team of 115,000 employees at 282 locations in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

Lear will hold a conference call to review the Company’s third-quarter 2006 financial results and related matters on Thursday, October 26, 2006, at 9:00 a.m. EDT. To participate in the conference call, dial 1-800-789-4751 (domestic) or 1-706-679-3323 (international). You may also listen to the live audio webcast of the call, in listen-only mode, on the corporate website at www.lear.com. An audio replay will be available two hours following the call at 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The audio replay will be available until November 9, 2006 (Conference I.D. 4340633).

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the Company has provided information regarding certain non-GAAP financial measures. These measures include “income before interest, other expense, income taxes, impairments, restructuring costs and other special items” (core operating earnings), “pretax income (loss) before impairments, restructuring costs and other special items” and “free cash flow.” Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes core operating earnings and pretax income (loss) before impairments, restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.

Core operating earnings, pretax income (loss) before impairments, restructuring costs and other special items and free cash flow should not be considered in isolation or as substitutes for net income (loss), pretax income (loss), cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as measures of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For a reconciliation of third-quarter 2006 free cash flow to net cash provided by operating activities, see the supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at http://www.lear.com. Given the inherent uncertainty regarding special items and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the finalization of the Company’s restructuring strategy, the outcome of various strategic alternatives being evaluated with respect to its North American Interior business and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook for 2006 and 2007 is based on several factors, including the Company’s current vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors. The Company’s previously announced private placement of common stock to affiliates of and funds managed by Carl C. Icahn is subject to certain conditions. No assurances can be given that the offering will be consummated on the terms contemplated or at all.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

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Lear Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended

	September 30, 2006	October 1, 2005

Net sales	$4,069.7	$3,986.6

Cost of sales	3,882.9	3,900.2
Selling, general and administrative expenses	158.0	142.7
Goodwill impairment charge	—	670.0
Interest expense	56.6	45.1
Other expense, net	38.1	16.4

Loss before income taxes	(65.9)	(787.8)
Income taxes	8.1	(37.7)

Net loss	$(74.0)	$(750.1)

Basic net loss per share	$(1.10)	$(11.17)

Diluted net loss per share	$(1.10)	$(11.17)

Weighted average number of shares outstanding - basic	67.4	67.1

Weighted average number of shares outstanding - diluted	67.4	67.1

Lear Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Nine Months Ended

	September 30, 2006	October 1, 2005

Net sales	$13,558.4	$12,691.9

Cost of sales	12,868.3	12,184.8
Selling, general and administrative expenses	493.9	484.6
Goodwill impairment charge	2.9	670.0
Interest expense	157.5	138.1
Other expense, net	55.4	55.5

Loss before income taxes and cumulative effect of a change in accounting principle	(19.6)	(841.1)
Income taxes	45.8	(62.2)

Loss before cumulative effect of a change in accounting principle	(65.4)	(778.9)
Cumulative effect of a change in accounting principle	2.9	—

Net loss	$(62.5)	$(778.9)

Basic net loss per share Loss before cumulative effect of a change in accounting principle	$(0.97)	$(11.60)
Cumulative effect of a change in accounting principle	0.04	—

Basic net loss per share	$(0.93)	$(11.60)

Diluted net loss per share Loss before cumulative effect of a change in accounting principle	$(0.97)	$(11.60)
Cumulative effect of a change in accounting principle	0.04	—

Diluted net loss per share	$(0.93)	$(11.60)

Weighted average number of shares outstanding - basic	67.3	67.2

Weighted average number of shares outstanding - diluted	67.3	67.2

Lear Corporation and Subsidiaries

Consolidated Balance Sheets

(In millions)

	September 30, 2006	December 31, 2005

	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$153.0	$207.6
Accounts receivable	2,571.8	2,337.6
Inventories	748.4	688.2
Recoverable customer engineering and tooling	228.2	317.7
Other	310.7	295.3

	4,012.1	3,846.4

Long-Term:
PP&E, net	1,982.0	2,019.3
Goodwill, net	1,984.7	1,939.8
Other	472.6	482.9

	4,439.3	4,442.0

Total Assets	$8,451.4	$8,288.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$8.6	$23.4
Accounts payable and drafts	2,888.9	2,993.5
Accrued liabilities	1,214.6	1,080.4
Current portion of long-term debt	27.5	9.4

	4,139.6	4,106.7

Long-Term:
Long-term debt	2,349.7	2,243.1
Other	838.9	827.6

	3,188.6	3,070.7

Stockholders’ Equity	1,123.2	1,111.0

Total Liabilities and Stockholders’ Equity	$8,451.4	$8,288.4

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended

	September 30, 2006	October 1, 2005

Net Sales
North America	$2,244.5	$2,222.8
Europe	1,444.1	1,405.7
Rest of World	381.1	358.1

Total	$4,069.7	$3,986.6

Content Per Vehicle *
North America	$660	$606
Total Europe	$347	$339

Free Cash Flow **
Net cash used in operating activities	$(8.1)	$(297.3)
Net change in sold accounts receivable	43.7	(11.9)

Net cash provided by (used in) operating activities before net change in sold accounts receivable	35.6	(309.2)
Capital expenditures	(83.8)	(135.2)

Free cash flow	$(48.2)	$(444.4)

Depreciation	$96.7	$98.3

	Nine Months Ended

	September 30, 2006	October 1, 2005

Net Sales
North America	$7,600.8	$6,757.4
Europe	4,834.4	4,978.6
Rest of World	1,123.2	955.9

Total	$13,558.4	$12,691.9

Content Per Vehicle *
North America	$653	$571
Total Europe	$338	$351

Free Cash Flow **
Net cash provided by operating activities	$106.1	$228.8
Net change in sold accounts receivable	23.7	(279.2)

Net cash provided by (used in) operating activities before net change in sold accounts receivable	129.8	(50.4)
Capital expenditures	(268.5)	(414.3)

Free cash flow	$(138.7)	$(464.7)

Depreciation	$295.6	$287.4

Basic Shares Outstanding at end of quarter	67,373,554	67,168,087

Diluted Shares Outstanding at end of quarter ***	67,373,554	67,168,087

*	Content Per Vehicle for 2005 has been updated to reflect actual production levels.
**	See “Non-GAAP Financial Information” included in this news release.
***

Calculated using stock price at end of quarter. Diluted shares outstanding exclude shares related to outstanding convertible debt, as well as options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.